UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2007
Triple Crown Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

546 East Main Street, Lexington, Kentucky	40508

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (859) 226-4678

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

On Monday November 12, 2007, Triple Crown Media, Inc. entered into a definitive agreement with IMG World, Inc., the sports, entertainment and media company, to sell Host Communications, Inc. and Pinnacle Sports Productions, LLC, to IMG World, Inc. for a sale price of $74.3 million subject to working capital adjustments of up to $1.4 million and an indemnity escrow amount of $5.0 million. The completion of the sale, which is subject to customary conditions to closing, is expected to occur on or before November 15, 2007. Current plans call for TCMI president Thomas J. Stultz to join IMG as Senior Vice President and Managing Director of IMG College Sports. TCMI Chairman Robert S. Prather, Jr. will assume management of the Company’s newspapers.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits:

Exhibit No.	Description
Exhibit 99.1	Press Release dated November 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Triple Crown Media, Inc.
Date: November 12, 2007
	By:	/s/ Mark G. Meikle
Name: Mark G. Meikle
Title: Executive Vice President and Chief Financial Officer